UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2005

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C.  20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors;
                      Appointment of Principal Officers.

            On June 6, 2005, Harman International Industries, Incorporated (the “Company”) announced the promotions of Kevin L. Brown to Vice President, Chief Financial Officer and Assistant Secretary and Sandra B. Robinson to Vice President – Financial Operations and Chief Accounting Officer.  The promotions are effective July 1, 2005.

            Mr. Brown, age 45, succeeds Frank Meredith as Chief Financial Officer.  Mr. Brown has served as Chief Financial Officer of the Company’s Automotive Division since 2003.  From April 2001 to March 2003, Mr. Brown served as Senior Vice President and Chief Financial Officer of Donnelly Corporation, an automotive supplier based in Michigan.  From 1985 until March 2001, Mr. Brown served in various finance positions at Ford Motor Company.  Mr. Brown also succeeds Mr. Meredith as the Company’s principal financial officer.

            Ms. Robinson, age 45, has served as Vice President – Financial Operations of the Company since November 1992.  Ms. Robinson succeeds Mr. Meredith as the Company’s principal accounting officer.

            Mr. Meredith will continue to serve as Director, Executive Vice President, Chief Operating Officer and Secretary of the Company.  Executive officers are elected annually by the Company’s Board of Directors and hold office at the pleasure of the Board until the next annual election of officers or until their successors are elected and qualified.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                   HARMAN INTERNATIONAL INDUSTRIES,
                                                                   INCORPORATED

                                                                   By:    /s/Sandra B. Robinson
                                                                            Sandra B. Robinson
                                                                            Vice President - Financial Operations

Date:  June 7, 2005